Exhibit 99.1

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY

REPORTED BASIS

2008	2007	2007	2007	2007
(in millions, except per share data and as noted)	Q1	Q4	Q3	Q2	Q1
Earnings (Reported Basis)
Net Interest Income	$1,811.9	$1,762.3	$1,624.5	$1,538.6	(7)	$1,604.5
Non-Interest Income	2,056.5	(12),(13)	2,158.3	(11)	2,149.7	1,971.9	1,774.4	(10)

Total Revenue (1)	3,868.4	3,920.6	3,774.2	3,510.5	3,378.9
Provision for Loan Losses	1,079.1	1,294.2	595.5	396.7	350.0
Marketing Expenses	297.8	358.2	332.7	326.1	330.9
Restructuring Expenses (2)	52.8	27.8	19.4	91.1	—
Operating Expenses	1,471.7	(3),(4)	1,749.2	(3),(4)	1,582.2	(3)	1,617.4	(3),(8)	1,643.2	(3)

Income Before Taxes	967.0	491.2	1,244.4	1,079.2	1,054.8
Tax Rate	34.6%	34.5%	34.4%	28.9	%(5)	35.0%
Income From Continuing Operations, Net of Tax	$632.6	$321.6	$816.4	$767.6	$686.1
Loss From Discontinued Operations, Net of Tax (6)	(84.1	)(14)	(95.0)	(898.0)	(17.2)	(11.1)

Net Income (Loss)	$548.5	$226.6	$(81.6)	$750.4	$675.0

Common Share Statistics
Basic EPS:
Income From Continuing Operations	$1.71	$0.85	$2.11	$1.96	$1.68
Loss From Discontinued Operations	$(0.23)	$(0.25)	$(2.32)	$(0.04)	$(0.03)

Net Income (Loss)	$1.48	$0.60	$(0.21)	$1.92	$1.65
Diluted EPS:
Income From Continuing Operations	$1.70	$0.85	$2.09	$1.93	$1.65
Loss From Discontinued Operations	$(0.23)	$(0.25)	$(2.30)	$(0.04)	$(0.03)

Net Income (Loss)	$1.47	$0.60	$(0.21)	$1.89	$1.62
Dividends Per Share	$0.375	$0.03	$0.03	$0.03	$0.03
Tangible Book Value Per Share (period end)	$29.94	$29.00	$28.88	$29.11	$29.76
Stock Price Per Share (period end)	$49.22	$47.26	$66.43	$78.44	$75.46
Total Market Capitalization (period end)	$18,442.7	$17,623.3	$25,602.1	$30,701.4	$31,112.2
Shares Outstanding (period end)	374.7	372.9	385.4	391.4	412.3
Shares Used to Compute Basic EPS	370.7	375.6	386.1	390.8	408.7
Shares Used to Compute Diluted EPS	372.3	378.4	390.8	397.5	415.5

Reported Balance Sheet Statistics (period average) (A)
Average Loans Held for Investment	$99,819	$97,785	$91,745	$91,145	$93,466
Average Earning Assets	$127,820	$127,242	$118,354	$119,430	$120,766
Average Assets	$149,460	$150,926	$143,291	$142,690	$143,130
Average Interest Bearing Deposits	$74,167	$72,074	$73,338	$75,024	$74,654
Total Average Deposits	$84,779	$83,813	$84,667	$86,525	$86,024
Average Equity	$24,569	$24,733	$25,344	$25,128	$25,610
Return on Average Assets (ROA)	1.69%	0.85%	2.28%	2.15%	1.92%
Return on Average Equity (ROE)	10.30%	5.20%	12.89%	12.22%	10.72%

Reported Balance Sheet Statistics (period end) (A)
Loans Held for Investment	$98,356	$101,805	$93,789	$90,930	$90,869
Total Assets	$150,428	$150,202	$143,884	$141,917	$143,832
Interest Bearing Deposits	$76,624	$71,715	$72,285	$74,235	$76,113
Total Deposits	$87,695	$82,761	$83,125	$85,471	$87,471

Performance Statistics (Reported) (A)
Net Interest Income Growth (annualized)	11%	34%	22%	(16)%	61%
Non Interest Income Growth (annualized)	(19)%	2%	36%	45%	25%
Revenue Growth (annualized)	(5)%	16%	30%	16%	41%
Net Interest Margin	5.67%	5.54%	5.49%	5.15%	5.31%
Revenue Margin	12.11%	12.32%	12.76%	11.76%	11.19%
Risk Adjusted Margin (B)	9.71%	10.28%	11.13%	10.41%	9.77%
Non Interest Expense as a % of Average Loans Held for Investment (annualized)	7.30%	8.73%	8.43%	8.93%	8.45%
Efficiency Ratio (C)	45.74%	53.75%	50.74%	55.36%	58.42%

Asset Quality Statistics (Reported) (A)
Allowance	$3,273	$2,963	$2,237	$2,113	$2,105
Allowance as a % of Reported Loans Held for Investment	3.33%	2.91%	2.39%	2.32%	2.32%
Net Charge-Offs	$767	$650	$480	$401	$430
Net Charge-Off Rate	3.07%	2.66%	2.09%	1.76	%(9)	1.84%

Full-time equivalent employees (in thousands)	25.4	27.0	27.5	29.5	30.8

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY

MANAGED BASIS (*)

2008	2007	2007	2007	2007
(in millions)	Q1	Q4	Q3	Q2	Q1
Earnings (Managed Basis)
Net Interest Income	$2,976.8	$3,000.5	$2,803.4	$2,613.3	(7)	$2,602.5
Non-Interest Income	1,606.7	(12),(13)	1,566.2	(11)	1,518.0	1,387.5	1,294.1	(10)

Total Revenue (1)	4,583.5	4,566.7	4,321.4	4,000.8	3,896.6
Provision for Loan Losses	1,794.2	1,940.3	1,142.7	887.1	867.7
Marketing Expenses	297.8	358.2	332.7	326.1	330.9
Restructuring Expenses (2)	52.8	27.8	19.4	91.1	—
Operating Expenses	1,471.7	(3),(4)	1,749.2	(3),(4)	1,582.2	(3)	1,617.4	(3),(8)	1,643.2	(3)

Income Before Taxes	967.0	491.2	1,244.4	1,079.1	1,054.8
Tax Rate	34.6%	34.5%	34.4%	28.9	%(5)	35.0%
Income From Continuing Operations, Net of Tax	$632.6	$321.6	$816.4	$767.6	$686.1
Loss From Discontinued Operations, Net of Tax (6)	(84.1	)(14)	(95.0)	(898.0)	(17.2)	(11.1)

Net Income (Loss)	$548.5	$226.6	$(81.6)	$750.4	$675.0

Managed Balance Sheet Statistics (period average) (A)
Average Loans Held for Investment	$149,719	$148,362	$143,781	$142,616	$144,113
Average Earning Assets	$175,709	$175,652	$168,238	$168,841	$169,358
Average Assets	$198,516	$200,658	$194,528	$193,446	$193,034
Return on Average Assets (ROA)	1.27%	0.64%	1.68%	1.59%	1.42%

Managed Balance Sheet Statistics (period end) (A)
Loans Held for Investment	$148,037	$151,362	$144,769	$143,498	$142,005
Total Assets	$199,362	$198,908	$194,019	$193,682	$194,252
Tangible Assets(D)	$185,962	$185,428	$180,363	$179,888	$180,501
Tangible Common Equity (E)	$11,220	$10,814	$11,131	$11,393	$12,270
Tangible Common Equity to Tangible Assets Ratio	6.03%	5.83%	6.17%	6.33%	6.80%
% Off-Balance Sheet Securitizations	34%	33%	35%	37%	36%

Performance Statistics (Managed) (A)
Net Interest Income Growth (annualized)	(3)%	28%	29%	2%	45%
Non Interest Income Growth (annualized)	10%	13%	38%	29%	28%
Revenue Growth (annualized)	1%	23%	32%	11%	39%
Net Interest Margin	6.78%	6.83%	6.67%	6.19%	6.15%
Revenue Margin	10.43%	10.40%	10.27%	9.48%	9.20%
Risk Adjusted Margin (B)	7.06%	7.45%	7.83%	7.37%	6.97%
Non Interest Expense as a % of Average Loans Held for Investment (annualized)	4.87%	5.76%	5.38%	5.71%	5.48%
Efficiency Ratio (C)	38.61%	46.15%	44.31%	48.58%	50.66%

Asset Quality Statistics (Managed) (A)
Net Charge-Offs	$1,482	$1,296	$1,027	$891	$947
Net Charge-Off Rate	3.96%	3.49%	2.86%	2.50	%(9)	2.63%

(*)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule—“Reconciliation to GAAP Financial Measures”.

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY NOTES

(1)	In accordance with the Company’s finance charge and fee revenue recognition policy, the amounts billed to customers but not recognized as revenue were as follows: Q1 2008—$407.6 million, Q4 2007—$379.4 million, Q3 2007—$310.5 million, Q2 2007—$236.3 million, and Q1 2007—$213.6 million.

(2)	During the second quarter of 2007, the Company announced a broad-based initiative to reduce expenses and improve its competitive cost position. As part of this initiative $52.8 million, $27.8 million, $19.4 million and $91.1 million of restructuring charges were recognized as part of continuing operations during Q1 2008, Q4 2007, Q3 2007 and Q2 2007, respectively.

(3)	Includes core deposit intangible amortization expense of $49.8 million in Q1 2008, $51.1 million in Q4 2007, $52.4 million in Q3 2007, $53.7 million in Q2 2007 and $55.0 million in Q1 2007, and integration costs of $29.6 million in Q1 2008, $28.6 million in Q4 2007, $30.3 million in Q3 2007, $24.5 million in Q2 2007 and $14.6 million in Q1 2007.

(4)	In Q4 2007, the Company recognized a pre-tax charge of approximately $140 million for liabilities in connection with the Visa antitrust lawsuit settlement with American Express and estimated possible damages in connection with other pending Visa litigation. In Q1 2008, the Company, in connection with the Visa initial public offering (IPO), reversed approximately $91 million of these legal liabilities.

(5)	Includes a $69.0 million benefit in Q2 2007 resulting from changes in the Company’s international tax position and tax benefits from resolution of tax issues and a miscellaneous tax adjustment of $11.7 million in Q1 2007.

(6)	In Q3 2007, the Company shutdown the mortgage origination operations of its wholesale mortgage banking unit, GreenPoint Mortgage, realizing an after tax loss of $898.0 million. The results of the mortgage origination operation of GreenPoint have been accounted for as a discontinued operation and have been removed from the Company’s results of continuing operations for all periods presented. The results of GreenPoint’s mortgage servicing business are reported in continuing operations for all periods presented. Effective Q4 2007, GreenPoint’s held for investment commercial and consumer loan portfolio results are included in continuing operations.

(7)	Includes a $17.4 million gain from the early extinguishment of Trust Preferred Securities in Q2 2007 included as a component of interest expense.

(8)	Includes a charge of $39.8 million as a result of the accelerated vesting of equity awards made in connection with the transition of the management team for Capital One’s Local Banking business following the acquisition of North Fork.

(9)	Managed and reported net charge-off rate for Q2 2007 was positively impacted 11 and 17 basis points, respectively, due to the implementation of a change in customer statement generation from 30 to 25 days grace. The change did not have a material impact on Net Provision for Q2 2007.

(10)	Includes a $46.2 million gain resulting from the sale of a 7% stake in the privately held company, DealerTrack Holding Inc., a leading provider of on-demand software and data solutions for the automotive retail industry in Q1 2007.

(11)	During the fourth quarter 2007, the Company completed the sale of its interest in a relationship agreement to develop and market consumer credit products in the Spanish Market and recorded a gain related to this sale of approximately $30 million in non-interest income.

(12)	In Q1 2008 the Company recorded a gain of $109.0 million in non-interest income from the redemption of 2.5 million shares related to the Visa IPO.

(13)	In Q1 2008 the Company repurchased approximately $1.0 billion of certain senior unsecured debt, recognizing a gain of $52.0 million in non-interest income. The Company initiated the repurchases to take advantage of the current rate environment and replaced the borrowings with lower-rate unsecured funding.

(14)	In Q1 2008 the Company recorded a pre-tax expense of $104.2 million in discontinued operations to cover expected future claims made under representations and warranties provided by the Company on loans previously sold to third parties by GreenPoint’s mortgage origination operation. See also note (6) above.

STATISTICS / METRIC DEFINITIONS

(A)	Based on continuing operations. Average equity and return on equity are based on the Company’s stockholders’ equity.

(B)	Risk adjusted margin equals total revenue less net charge-offs as a percentage of average earning assets.

(C)	Efficiency ratio equals non-interest expense less restructuring expense divided by total revenue.

(D)	Tangible assets include managed assets less intangible assets.

(E)	Includes stockholders’ equity and preferred interests less intangible assets and related deferred tax liabilities. Tangible Common Equity on a reported and managed basis is the same.

CAPITAL ONE FINANCIAL CORPORATION (COF)

SEGMENT FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS

MANAGED BASIS (1)

	2008	2007	2007	2007		2007
(in thousands)	Q1	Q4 (7)	Q3 (7)	Q2 (7)		Q1 (7)
Local Banking:
Interest Income	$1,575,325	$1,707,377	$1,751,898	$1,731,833		$1,746,213
Interest Expense	1,008,371	1,122,841	1,165,594	1,143,674		1,169,160

Net interest income	$566,954	$584,536	$586,304	$588,159		$577,053
Non-interest income	215,469	206,002	232,662	254,401		246,573
Provision for loan losses	60,394	42,665	(58,192)	23,929		23,776
Other non-interest expenses	605,351	589,943	577,309	580,788		585,915
Income tax provision	40,837	54,328	104,353	83,046		74,737

Net income	$75,841	$103,602	$195,496	$154,797		$139,198

Loans Held for Investment	$44,197,085	$43,972,795	$42,233,665	$41,919,645		$41,642,594
Average Loans Held for Investment	$43,887,387	$43,128,767	$41,992,618	$42,110,537		$41,846,678
Core Deposits(2)	$62,811,696	$62,977,637	$62,494,588	$63,619,337		$62,769,255
Total Deposits	$73,387,227	$73,089,284	$72,795,566	$74,273,736		$74,315,914
Loans Held for Investment Yield	6.75%	7.02%	7.13%	7.03%		6.99%
Net Interest Margin—Loans (3)	1.92%	1.87%	1.79%	1.88%		1.91%
Net Interest Margin—Deposits (4)	1.93%	2.05%	2.09%	2.01%		1.99%
Efficiency Ratio (6)	77.37%	74.63%	70.49%	68.93%		71.14%
Net charge-off rate	0.31%	0.28%	0.19%	0.19%		0.15%
Non Performing Loans	$249,055	$178,385	$112,794	$80,781		$80,162
Non Performing Loans as a % of Loans Held for Investment	0.56%	0.41%	0.27%	0.19%		0.19%
Non-Interest Expenses as a % of Average Loans Held for Investment	5.52%	5.47%	5.50%	5.52%		5.60%
Number of Active ATMs	1,297	1,288	1,282	1,253		1,236
Number of locations	745	742	732	724		723

National Lending (10):
Interest Income	$3,530,017	$3,670,404	$3,504,019	$3,253,448		$3,247,815
Interest Expense	1,121,434	1,231,978	1,228,280	1,193,205		1,180,987

Net interest income	$2,408,583	$2,438,426	$2,275,739	$2,060,243		$2,066,828
Non-interest income	1,226,114	1,370,655	1,274,688	1,133,318		1,092,066
Provision for loan losses	1,677,220	1,777,327	1,195,995	869,149		849,216
Other non-interest expenses	1,279,171	1,361,709	1,333,688	1,333,956		1,390,851
Income tax provision	236,203	229,084	350,277	341,323		316,479

Net income	$442,103	$440,961	$670,467	$649,133		$602,348

Loans Held for Investment	$103,003,402	$106,508,443	$102,556,271	$101,590,039		$100,371,532
Average Loans Held for Investment	$104,973,633	$104,321,485	$101,805,584	$100,520,138		$102,276,581
Core Deposits(2)	$2,171	$1,599	$470	$1,124		$3,212
Total Deposits	$1,774,690	$2,050,861	$2,295,131	$2,411,435		$2,409,291
Loans Held for Investment Yield	13.45%	14.07%	13.77%	12.95%		12.70%
Net Interest Margin	9.18%	9.35%	8.94%	8.20%		8.08%
Revenue Margin	13.85%	14.61%	13.95%	12.71%		12.35%
Risk Adjusted Margin	8.51%	9.88%	9.99%	9.24%		8.71%
Non-Interest Expenses as a % of Average Loans Held for Investment	4.87%	5.22%	5.24%	5.31%		5.44%
Efficiency Ratio (6)	35.19%	35.75%	37.56%	41.77%		44.03%
Net charge-off rate	5.34%	4.73%	3.96%	3.47	% (5)	3.65%
Delinquency Rate (30+ days)	4.73%	5.17%	4.70%	3.89%		3.63%
Number of Loan Accounts (000s)	48,065	48,537	48,473	48,536		48,667

Other:
Net interest income	$1,313	$(22,449)	$(58,605)	$(35,057)		$(41,427)
Non-interest income	165,102	(10,425)	10,639	(248)		(44,563)
Provision for loan losses	56,598	120,376	5,022	(5,981)		(5,330)
Restructuring expenses	52,759	27,809	19,354	91,074		—
Other non-interest expenses	(115,004)	155,746	3,870	28,717		(2,719)
Income tax provision (benefit)	57,451	(113,854)	(26,620)	(112,797)		(22,519)

Net income (loss)	$114,611	$(222,951)	$(49,592)	$(36,318)		$(55,422)

Loans Held for Investment	$836,041	$881,179	$(21,375)	$(11,928)		$(9,084)
Core Deposits(2)	$10,729,004	$6,107,779	$6,373,515	$6,937,760		$7,532,854
Total Deposits	$12,533,025	$7,621,031	$8,034,332	$8,786,315		$10,745,405
Total:
Interest Income	$4,628,257	$4,863,246	$4,646,431	$4,380,376		$4,359,663
Interest Expense	1,651,407	1,862,733	1,842,993	1,767,031		1,757,209

Net interest income	$2,976,850	$3,000,513	$2,803,438	$2,613,345		$2,602,454
Non-interest income	1,606,685	1,566,232	1,517,989	1,387,471		1,294,076
Provision for loan losses	1,794,212	1,940,368	1,142,825	887,097		867,662
Restructuring expenses	52,759	27,809	19,354	91,074		—
Other non-interest expenses	1,769,518	2,107,398	1,914,867	1,943,461		1,974,047
Income tax provision	334,491	169,558	428,010	311,572		368,697

Net Income	$632,555	$321,612	$816,371	$767,612		$686,124

Loans Held for Investment	$148,036,528	$151,362,417	$144,768,561	$143,497,756		$142,005,042
Core Deposits(2)	$73,542,871	$69,087,015	$68,868,573	$70,558,221		$70,305,321
Total Deposits	$87,694,942	$82,761,176	$83,125,029	$85,471,486		$87,470,610

CAPITAL ONE FINANCIAL CORPORATION (COF)

NATIONAL LENDING SUBSEGMENT FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS

MANAGED BASIS (1), (10)

(in thousands)	2008 Q1	2007 Q4 (7)	2007 Q3 (7)	2007 Q2 (7)		2007 Q1 (7)
US Card:
Interest Income	$2,433,665	$2,548,929	$2,418,890	$2,214,408		$2,225,128
Interest Expense	689,951	780,985	798,493	778,576		777,382

Net interest income	$1,743,714	$1,767,944	$1,620,397	$1,435,832		$1,447,746
Non-interest income	1,070,831	1,163,795	1,107,801	971,894		892,668
Provision for loan losses	1,120,025	1,195,469	807,318	538,379		492,051
Non-interest expenses	938,860	976,118	965,351	965,556		1,027,549
Income tax provision	264,481	261,492	328,702	310,904		282,360

Net income	$491,179	$498,660	$626,827	$592,887		$538,454

Loans Held for Investment	$67,382,004	$69,723,169	$66,687,232	$66,539,623		$65,369,362
Average Loans Held for Investment	$68,544,190	$67,727,632	$66,472,124	$65,639,360		$67,258,715
Loans Held for Investment Yield	14.20%	15.05%	14.56%	13.49%		13.23%
Net Interest Margin	10.18%	10.44%	9.75%	8.75%		8.61%
Revenue Margin	16.42%	17.31%	16.42%	14.67%		13.92%
Risk Adjusted Margin	10.58%	12.47%	12.56%	11.11%		10.20%
Non-Interest Expenses as a % of Average Loans Held for Investment	5.48%	5.76%	5.81%	5.88%		6.11%
Efficiency Ratio	33.36%	33.29%	35.38%	40.10%		43.90%
Net charge-off rate	5.85%	4.84%	3.85%	3.56	%(9)	3.72%
Delinquency Rate (30+ days)	4.04%	4.28%	3.80%	2.98%		3.06%
Purchase Volume (8)	$24,543,082	$28,230,725	$26,628,978	$26,940,397		$24,075,372
Number of Loan Accounts (000s)	40,611	41,044	41,081	41,174		41,318

Auto Finance:
Interest Income	$690,919	$687,389	$661,471	$651,821		$637,609
Interest Expense	289,357	300,133	283,949	277,783		265,556

Net interest income	$401,562	$387,256	$377,522	$374,038		$372,053
Non-interest income	16,110	14,888	13,514	23,273		60,586
Provision for loan losses	408,251	429,247	244,537	182,278		200,058
Non-interest expenses	136,169	144,301	152,275	157,044		164,948
Income tax (benefit) provision	(44,362)	(58,963)	(1,987)	19,948		23,266

Net (loss) income	$(82,386)	$(112,441)	$(3,789)	$38,041		$44,367

Loans Held for Investment	$24,633,665	$25,128,352	$24,335,242	$24,067,760		$23,930,547
Average Loans Held for Investment	$25,047,501	$24,920,380	$24,170,047	$23,898,070		$23,597,675
Loans Held for Investment Yield	11.03%	11.03%	10.95%	10.91%		10.81%
Net Interest Margin	6.41%	6.22%	6.25%	6.26%		6.31%
Revenue Margin	6.67%	6.45%	6.47%	6.65%		7.33%
Risk Adjusted Margin	2.69%	2.46%	2.91%	4.30%		5.04%
Non-Interest Expenses as a % of Average Loans Held for Investment	2.17%	2.32%	2.52%	2.63%		2.80%
Efficiency Ratio	32.60%	35.88%	38.94%	39.53%		38.13%
Net charge-off rate	3.98%	4.00%	3.56%	2.35%		2.29%
Delinquency Rate (30+ days)	6.42%	7.84%	7.15%	6.00%		4.64%
Auto Loan Originations	$2,440,227	$3,623,491	$3,248,747	$2,992,427		$3,311,868
Number of Loan Accounts (000s)	1,763	1,771	1,731	1,771		1,762

International:
Interest Income	$405,433	$434,086	$423,658	$387,219		$385,078
Interest Expense	142,126	150,860	145,838	136,846		138,049

Net interest income	$263,307	$283,226	$277,820	$250,373		$247,029
Non-interest income	139,173	191,972	153,373	138,151		138,812
Provision for loan losses	148,944	152,611	144,140	148,492		157,107
Non-interest expenses	204,142	241,290	216,062	211,356		198,354
Income tax provision	16,084	26,555	23,562	10,471		10,853

Net income	$33,310	$54,742	$47,429	$18,205		$19,527

Loans Held for Investment	$10,987,733	$11,656,922	$11,533,797	$10,982,656		$11,071,623
Average Loans Held for Investment	$11,381,942	$11,673,473	$11,163,413	$10,982,708		$11,420,191
Loans Held for Investment Yield	14.25%	14.87%	15.18%	14.10%		13.49%
Net Interest Margin	9.25%	9.70%	9.95%	9.12%		8.65%
Revenue Margin	14.14%	16.28%	15.45%	14.15%		13.51%
Risk Adjusted Margin	8.84%	10.67%	10.00%	8.77%		7.47%
Non-Interest Expenses as a % of Average Loans Held for Investment	7.17%	8.27%	7.74%	7.70%		6.95%
Efficiency Ratio	50.72%	50.78%	50.11%	54.40%		51.41%
Net charge-off rate	5.30%	5.61%	5.45%	5.39%		6.04%
Delinquency Rate (30+ days)	5.12%	4.79%	4.69%	4.82%		4.78%
Purchase Volume (8)	$2,716,060	$2,966,350	$2,369,696	$2,094,280		$1,874,981
Number of Loan Accounts (000s)	5,691	5,722	5,661	5,591		5,587

CAPITAL ONE FINANCIAL CORPORATION (COF)

SEGMENT AND NATIONAL LENDING SUBSEGMENT

FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS NOTES

(1)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule—“Reconciliation to GAAP Financial Measures.” In Q3 2007, the Company shutdown the mortgage origination operations of its wholesale mortgage banking unit, GreenPoint Mortgage. The results of the mortgage origination operation of GreenPoint have been accounted for as a discontinued operation and have been removed from the Company’s results of continuing operations for all periods presented. The results of GreenPoint’s mortgage servicing business are reported in continuing operations for all periods presented. Effective Q4 2007, GreenPoint’s held for investment commercial and consumer loan portfolio results are included in continuing operations.

(2)	Includes domestic non-interest bearing deposits, NOW accounts, money market deposit accounts, savings accounts, certificates of deposit of less than $100,000 and other consumer time deposits.

(3)	Net Interest Margin—Loans equals interest income earned on loans divided by average managed loans.

(4)	Net Interest Margin—Deposits equals interest expense incurred on deposits divided by average retail deposits.

(5)	Net charge-off rate for Q2 2007 was positively impacted by 16 basis points due to the implementation of a change in customer statement generation from 30 to 25 days grace. This change did not have a material impact on the provision for the quarter.

(6)	Efficiency Ratio equals non-interest expenses divided by total managed revenue.

(7)	Certain prior period amounts have been reclassified to conform with current period presentation.

(8)	Includes all purchase transactions net of returns and excludes cash advance transactions.

(9)	Net charge-off rate for Q2 2007 was positively impacted by 31 basis points due to the implementation of a change in customer statement generation from 30 to 25 days grace. This change did not have a material impact on the provision for the quarter.

(10)	In Q1 2008 the Company reorganized its National Lending subsegments from U.S. Card, Auto Finance and Global Financial Services to U.S. Card and Other National Lending. The U.S. Card subsegment contains the results of the Company’s domestic credit card business, small business lending and the installment loan business. The Other National Lending subsegment contains the results of the Company’s auto finance business and the Company’s international lending businesses. Components of the Other National Lending subsegment are separately disclosed. Segment and subsegment results have been restated for all periods presented.

CAPITAL ONE FINANCIAL CORPORATION (COF)

U.S. CARD SUBSEGMENT

MONTHLY CHARGE-OFF AND DELINQUENCY STATISTICS (1)

(in thousands)	March 2008	February 2008	January 2008
US Card:
Net Principal Charge-Offs	$342,098	$314,455	$345,673
Average Loans Held for Investment	$67,585,454	$68,635,480	$69,407,764
Annualized Net Charge-Off Rate	6.07%	5.50%	5.98%
30 Days + Delinquencies	$2,723,515	$2,871,007	$3,009,706
Period-end Loans Held for Investment	$67,382,681	$68,247,741	$69,080,666
30 Days + Delinquency Rate	4.04%	4.21%	4.36%

(1)	In connection with the National Lending subsegment reorganization in Q1 2008 the Company is restating the monthly charge-off and delinquency statistics for U.S. Card. The restated U.S. Card subsegment contains the results of the Company’s domestic credit card business, small business lending and the installment loan business.

CAPITAL ONE FINANCIAL CORPORATION

Reconciliation to GAAP Financial Measures

For the Three Months Ended March 31, 2008

(dollars in thousands)(unaudited)

The Company’s consolidated financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) are referred to as its “reported” financial statements. Loans included in securitization transactions which qualified as sales under GAAP have been removed from the Company’s “reported” balance sheet. However, servicing fees, finance charges, and other fees, net of charge-offs, and interest paid to investors of securitizations are recognized as servicing and securitizations income on the “reported” income statement.

The Company’s “managed” consolidated financial statements reflect adjustments made related to effects of securitization transactions qualifying as sales under GAAP. The Company generates earnings from its “managed” loan portfolio which includes both the on-balance sheet loans and off-balance sheet loans. The Company’s “managed” income statement takes the components of the servicing and securitizations income generated from the securitized portfolio and distributes the revenue and expense to appropriate income statement line items from which it originated. For this reason the Company believes the “managed” consolidated financial statements and related managed metrics to be useful to stakeholders.

	Total Reported	Adjustments(1)	Total Managed(2)
Income Statement Measures(3)
Net interest income	$1,811,917	$1,164,933	$2,976,850
Non-interest income	2,056,478	(449,793)	1,606,685

Total revenue	3,868,395	715,140	4,583,535
Provision for loan losses	1,079,072	715,140	1,794,212
Net charge-offs	$767,134	$715,140	$1,482,274

Balance Sheet Measures
Loans held for investment	$98,356,088	$49,680,440	$148,036,528
Total assets	$150,608,527	$48,933,606	$199,542,133
Average loans held for investment	$99,818,867	$49,900,631	$149,719,498
Average earning assets	$127,867,951	$47,888,798	$175,756,749
Average total assets	$151,294,899	$49,055,552	$200,350,451
Delinquencies	$3,206,724	$2,061,963	$5,268,687

(1)

Income statement adjustments reclassify the net of finance charges of $1,524.0 million, past-due fees of $263.5 million, other interest income of $(38.8) million and interest expense of $583.8 million; and net charge-offs of $715.1 million from non-interest income to net interest income and provision for loan losses, respectively.

(2)	The managed loan portfolio does not include auto loans which have been sold in whole loan sale transactions where the Company has retained servicing rights.
(3)	Based on continuing operations.

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Balance Sheets

(in thousands)(unaudited)

	As of March 31 2008	As of December 31 2007	As of March 31 2007
Assets:
Cash and due from banks	$2,324,079	$2,377,287	$2,286,913
Federal funds sold and resale agreements	1,842,775	1,766,762	8,293,338
Interest-bearing deposits at other banks	663,150	677,360	844,907

Cash and cash equivalents	4,830,004	4,821,409	11,425,158
Securities available for sale	22,190,739	19,781,587	17,657,734
Mortgage loans held for sale	192,584	315,863	4,738,765
Loans held for investment	98,356,088	101,805,027	90,869,496
Less: Allowance for loan and lease losses	(3,273,355)	(2,963,000)	(2,105,000)

Net loans held for investment	95,082,733	98,842,027	88,764,496
Accounts receivable from securitizations	5,396,943	4,717,879	5,371,385
Premises and equipment, net	2,316,233	2,299,603	2,258,861
Interest receivable	750,319	839,317	720,511
Goodwill	12,826,419	12,830,740	13,619,445
Other	7,022,553	6,141,944	4,142,250

Total assets	$150,608,527	$150,590,369	$148,698,605

Liabilities:
Non-interest-bearing deposits	$11,071,116	$11,046,549	$11,357,736
Interest-bearing deposits	76,623,826	71,714,627	76,112,874
Senior and subordinated notes	9,834,392	10,712,706	9,436,021
Other borrowings	21,673,670	26,812,969	20,437,982
Interest payable	509,278	631,609	540,160
Other	6,276,718	5,377,797	4,793,062

Total liabilities	125,989,000	126,296,257	122,677,835

Stockholders’ Equity:
Common stock	4,213	4,192	4,146
Paid-in capital, net	15,918,230	15,860,490	15,465,341
Retained earnings and cumulative other comprehensive income	11,860,288	11,582,816	10,684,768
Less: Treasury stock, at cost	(3,163,204)	(3,153,386)	(133,485)

Total stockholders’ equity	24,619,527	24,294,112	26,020,770

Total liabilities and stockholders’ equity	$150,608,527	$150,590,369	$148,698,605

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Statements of Income

(in thousands, except per share data)(unaudited)

	Three Months Ended
	March 31 2008	December 31 2007	March 31(1) 2007
Interest Income:
Loans held for investment, including past-due fees	$2,507,724	$2,536,779	$2,326,680
Securities available for sale	257,747	256,364	204,080
Other	114,054	167,051	181,549

Total interest income	2,879,525	2,960,194	2,712,309

Interest Expense:
Deposits	610,389	686,174	730,483
Senior and subordinated notes	140,970	159,878	138,546
Other borrowings	316,249	351,895	238,737

Total interest expense	1,067,608	1,197,947	1,107,766

Net interest income	1,811,917	1,762,247	1,604,543
Provision for loan and lease losses	1,079,072	1,294,210	350,045

Net interest income after provision for loan and lease losses	732,845	468,037	1,254,498

Non-Interest Income:
Servicing and securitizations	1,083,062	1,271,396	988,082
Service charges and other customer-related fees	574,061	573,034	479,467
Mortgage servicing and other	35,255	(5,700)	51,450
Interchange	151,902	152,595	118,111
Other	212,198	167,015	137,260

Total non-interest income	2,056,478	2,158,340	1,774,370

Non-Interest Expense:
Salaries and associate benefits	611,280	622,101	675,171
Marketing	297,793	358,182	330,894
Communications and data processing	187,243	189,415	182,234
Supplies and equipment	130,931	146,267	133,898
Occupancy	88,080	91,675	77,395
Restructuring expense	52,759	27,809	—
Other	454,191	699,758	574,455

Total non-interest expense	1,822,277	2,135,207	1,974,047

Income from continuing operations before income taxes	967,046	491,170	1,054,821
Income taxes	334,491	169,558	368,697

Income from continuing operations, net of tax	632,555	321,612	686,124
Loss from discontinued operations, net of tax(2)	(84,051)	(95,044)	(11,074)

Net income	$548,504	$226,568	$675,050

Basic earnings per share
Income from continuing operations	$1.71	$0.85	$1.68
Loss from discontinued operations	(0.23)	(0.25)	(0.03)

Net income	$1.48	$0.60	$1.65

Diluted earnings per share
Income from continuing operations	$1.70	$0.85	$1.65
Loss from discontinued operations	(0.23)	(0.25)	(0.03)

Net income	$1.47	$0.60	$1.62

Dividends paid per share	$0.375	$0.03	$0.03

(1)	Certain prior period amounts have been reclassified to conform to the current period presentation.
(2)	In Q3 2007, the Company shutdown the mortgage origination operations of its wholesale mortgage banking unit, GreenPoint Mortgage. The results of the mortgage origination operation of GreenPoint have been accounted for as a discontinued operation and have been removed from the Company’s results of continuing operations for all periods presented.

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates

(dollars in thousands)(unaudited)

Reported	Quarter Ended 3/31/08			Quarter Ended 12/31/07(1)			Quarter Ended 3/31/07 (1)
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning assets:
Loans held for investment	$99,818,867	$2,507,724	10.05%	$97,784,813	$2,536,779	10.38%	$93,465,873	$2,326,680	9.96%
Securities available for sale	21,211,356	257,747	4.86%	20,102,440	256,364	5.10%	16,598,686	204,080	4.92%
Other	6,789,537	114,054	6.72%	9,355,161	167,051	7.14%	10,701,814	181,549	6.79%

Total earning assets (2)	$127,819,760	$2,879,525	9.01%	$127,242,414	$2,960,194	9.31%	$120,766,373	$2,712,309	8.98%

Interest-bearing liabilities:
Interest-bearing deposits
NOW accounts	$3,958,482	$17,714	1.79%	$4,674,490	$30,443	2.61%	$5,066,120	$35,414	2.80%
Money market deposit accounts	29,636,896	211,436	2.85%	28,745,701	270,943	3.77%	25,273,763	249,654	3.95%
Savings accounts	8,064,412	24,008	1.19%	8,172,510	32,520	1.59%	8,384,994	35,529	1.69%
Other Consumer Time Deposits	18,429,463	204,942	4.45%	16,374,958	183,570	4.48%	19,599,576	213,051	4.35%
Public Fund CD’s of $100,000 or more	1,671,936	15,718	3.76%	1,902,442	23,126	4.86%	2,038,785	24,897	4.88%
CD’s of $100,000 or more	8,756,978	99,264	4.53%	8,335,941	97,335	4.67%	10,339,958	122,618	4.74%
Foreign time deposits	3,648,797	37,307	4.09%	3,868,444	48,237	4.99%	3,950,808	49,320	4.99%

Total Interest-bearing deposits	$74,166,964	$610,389	3.29%	$72,074,486	$686,174	3.81%	$74,654,004	$730,483	3.91%
Senior and subordinated notes	10,099,878	140,970	5.58%	10,682,635	159,878	5.99%	9,517,209	138,546	5.82%
Other borrowings	25,449,240	316,249	4.97%	26,671,101	351,895	5.28%	17,908,044	238,737	5.33%

Total interest-bearing liabilities(2)	$109,716,082	$1,067,608	3.89%	$109,428,222	$1,197,947	4.38%	$102,079,257	$1,107,766	4.34%

Net interest spread			5.12%			4.93%			4.64%

Interest income to average earning assets			9.01%			9.31%			8.98%
Interest expense to average earning assets			3.34%			3.77%			3.67%

Net interest margin			5.67%			5.54%			5.31%

(1)	Prior period amounts have been reclassified to conform with current period presentation.
(2)	Average balances, income and expenses, yields and rates are based on continuing operations.

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates

(dollars in thousands)(unaudited)

Managed (1)	Quarter Ended 3/31/08			Quarter Ended 12/31/07(2)			Quarter Ended 3/31/07 (2)
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning assets:
Loans held for investment	$149,719,498	$4,315,625	11.53%	$148,362,338	$4,512,219	12.17%	$144,112,789	$4,035,997	11.20%
Securities available for sale	21,211,356	257,747	4.86%	20,102,440	256,364	5.10%	16,598,686	204,080	4.92%
Other	4,777,704	54,884	4.60%	7,186,892	94,663	5.27%	8,646,251	119,586	5.53%

Total earning assets (3)	$175,708,558	$4,628,256	10.54%	$175,651,670	$4,863,246	11.07%	$169,357,726	$4,359,663	10.30%

Interest-bearing liabilities:
Interest-bearing deposits
NOW accounts	$3,958,482	$17,714	1.79%	$4,674,490	$30,443	2.61%	$5,066,120	$35,414	2.80%
Money market deposit accounts	29,636,896	211,436	2.85%	28,745,701	270,943	3.77%	25,273,763	249,654	3.95%
Savings accounts	8,064,412	24,008	1.19%	8,172,510	32,520	1.59%	8,384,994	35,529	1.69%
Other Consumer Time Deposits	18,429,463	204,942	4.45%	16,374,958	183,570	4.48%	19,599,576	213,051	4.35%
Public Fund CD’s of $100,000 or more	1,671,936	15,718	3.76%	1,902,442	23,126	4.86%	2,038,785	24,897	4.88%
CD’s of $100,000 or more	8,756,978	99,264	4.53%	8,335,941	97,335	4.67%	10,339,958	122,618	4.74%
Foreign time deposits	3,648,797	37,307	4.09%	3,868,444	48,237	4.99%	3,950,808	49,320	4.99%

Total Interest-bearing deposits	$74,166,964	$610,389	3.29%	$72,074,486	$686,174	3.81%	$74,654,004	$730,483	3.91%
Senior and subordinated notes	10,099,878	140,970	5.58%	10,682,635	159,878	5.99%	9,517,209	138,546	5.82%
Other borrowings	25,449,240	316,249	4.97%	26,671,101	351,895	5.28%	17,908,044	238,737	5.33%
Securitization liability	49,270,231	583,798	4.74%	49,847,555	664,786	5.33%	49,999,873	649,443	5.20%

Total interest-bearing liabilities(3)	$158,986,313	$1,651,406	4.15%	$159,275,777	$1,862,733	4.68%	$152,079,130	$1,757,209	4.62%

Net interest spread			6.39%			6.39%			5.68%

Interest income to average earning assets			10.54%			11.07%			10.30%
Interest expense to average earning assets			3.76%			4.24%			4.15%

Net interest margin			6.78%			6.83%			6.15%

(1)	The information in this table reflects the adjustment to add back the effect of securitized loans.
(2)	Prior period amounts have been reclassified to conform with current period presentation.
(3)	Average balances, income and expenses, yields and rates are based on continuing operations.

1680 Capital One Drive, McLean, VA 22102

Press Release

FOR IMMEDIATE RELEASE: April 17, 2008

Contacts:	Investor Relations	Media Relations
	Jeff Norris	Tatiana Stead	Julie Rakes
	703.720.2455	703.720.2352	804.284.5800

Capital One Reports First Quarter Earnings per Share (diluted) of $1.47

Diluted earning per share from continuing operations of $1.70 increased 2.9%

McLean, Va. (April 17, 2008) – Capital One Financial Corporation (NYSE: COF) today announced earnings for the first quarter of 2008 of $548.5 million, or $1.47 per share (diluted). Earnings from continuing operations in the first quarter of 2008 were $632.6 million, or $1.70 per share (diluted). In the first quarter of 2007, the company reported earnings of $675.0 million, or $1.62 per share (diluted), and earnings from continuing operations of $686.1 million, or $1.65 per share (diluted). Earnings from continuing operations exclude the loss from discontinued operations related to the shutdown of GreenPoint Mortgage.

“In March, we completed a major milestone of our banking integration and launched the Capital One Bank brand in the New York region, marking the completion of our transformation into a diversified bank,” said Richard D. Fairbank, Capital One’s Chairman and Chief Executive Officer. “We’re well positioned to navigate near-term cyclical challenges with resilient businesses, experience in managing through prior cyclical downturns, and a strong balance sheet. We’re actively managing the company to protect our franchises and deliver shareholder returns.”

Highlights of the quarter:

•

Results include a $200 million benefit related to the VISA initial public offering, a $310 million addition to the company’s allowance for loan losses, and a $104 million increase to the GreenPoint Mortgage rep and warranty reserve.

•	Credit performance was largely in line with expectations; but outlook significantly deteriorated due to weakness in U.S. economy.

•	Managed loans declined $3.3 billion; deposits grew $4.9 billion

•	Ratio of tangible common equity (TCE) to tangible managed assets increased from 5.83 percent to 6.03 percent.

•	Increased the quarterly dividend per share from $0.027 to $0.375

•	Completed integration of multiple systems, including deposit platform, and New York metro bank brand conversion.

“A substantial increase in revenue margin coupled with expense reductions largely offset the adverse impact of higher credit costs,” said Gary L. Perlin, Capital One’s Chief Financial Officer. “Because of the strong capital generation of our businesses, we were able to significantly raise our dividend as planned, while building capital to the high end of our range.”

Total Company Results

•	Total deposits of $87.7 billion at March 31, 2008 were up $4.9 billion, or 6.0 percent, from December 31, 2007 and $224.3 million, or essentially flat relative to March 31, 2007.

•	Managed loans held for investment of $148.0 billion decreased from the fourth quarter of 2007 by $3.3 billion, or 2.2 percent, but increased from the year ago quarter by $6.0 billion, or 4.2 percent.

•

Managed revenue margin of 10.43 percent in the first quarter of 2008 was relatively flat compared to 10.40 percent in the fourth quarter of 2007, but up 123 basis points from 9.20 percent in the first quarter of 2007.

•

Managed provision expense was $1.8 billion. The company added $310.4 million to its allowance in the first quarter of 2008. This allowance build is consistent with expected managed losses of $6.7 billion over the next 12 months, ending March 31, 2009.

•

Operating expenses declined $277.5 million relative to the fourth quarter of 2007. The managed efficiency ratio for the first quarter of 2008 was 38.61 percent, down from 46.15 percent in the fourth quarter of 2007. Looking forward, the company expects its operating efficiency ratio to be in the mid-forty percent range or lower for the full year 2008.

Segment Results

Local Banking Segment highlights

The Local Banking business posted modest loan and deposit growth while successfully completing a major platform integration in the quarter. Profits declined, mostly as a result of higher provision expense as the economy weakened. The successful integration of multiple systems, including the deposit platform, and the launch of the Capital One Bank brand in the New York area provide the foundations that will enable the Local Banking business to develop new growth strategies and continue the tradition of providing excellent customer service to banking customers across the franchise.

•	Net income of $75.8 million was down $27.8 million from $103.6 million in the fourth quarter of 2007.

•	Loans held for investment were up $224.3 million relative to the fourth quarter of 2007 to $44.2 billion.

•	Total Bank deposits increased $297.9 million from the fourth quarter of 2007 to $73.4 billion.

•

Net charge-off rate of 31 basis points and non-performing loans as a percent of loans held for investment of 56 basis points increased from 28 basis points and 41 basis points in the fourth quarter of 2007, respectively.

National Lending Segment

In the first quarter of 2008 the company reorganized its National Lending subsegments from U.S. Card, Auto Finance and Global Financial Services to U.S. Card and Other National Lending. The U.S. Card subsegment contains the results of the company’s domestic credit card business, as well as small business lending and the installment loan business, which were previously in Global Financial Services. The Other National Lending subsegment contains the results of the company’s auto finance business, and the company’s international lending businesses, which were previously in Global Financial Services. Components of the Other National Lending subsegment are separately disclosed. Segment and subsegment results have been restated for all periods presented.

•	Profits for the National Lending segment were flat as compared to the fourth quarter of 2007, and down 26.6 percent relative to the first quarter of 2007.

•	The managed charge-off rate for the National Lending segment increased 61 basis points to 5.34 percent in the first quarter of 2008 from 4.73 percent in the fourth quarter of 2007.

•	The delinquency rate of 4.73 percent in the first quarter of 2008 for the National Lending subsegment decreased from 5.17 percent as of December 31, 2007.

U.S. Card highlights

Strong revenue growth and continuing expense reductions partially offset increasing provision expense, resulting in solid profits in the face of cyclical economic headwinds. The U.S. Card business remains well positioned to navigate near-term challenges and continue its profitability through the economic cycle.

•	U.S. Card reported net income of $491.2 million, a 1.5 percent decrease relative to the fourth quarter of 2007 and an 8.8 percent decrease relative to the first quarter of 2007.

•	Total revenues decreased $117.2 million, or 4.0 percent, compared to the fourth quarter of 2007 but increased $474.1 million, or 20.3 percent, over the prior year’s same quarter.

•	Non-interest expenses declined 3.8 percent over the previous quarter and 8.6 percent relative to the first quarter of 2007.

•	Managed loans declined from the fourth quarter of 2007 by 3.4 percent, or $2.3 billion, to $67.4 billion at March 31, 2008, but increased 3.1 percent from the year ago quarter.

•

Charge-offs rose in the first quarter of 2008 to 5.85 percent from 4.84 percent in the fourth quarter of 2007, and from 3.72 percent in the first quarter of 2007. The company expects the charge-off rate to be in the low six percent range for the next six months for the new U.S. Card subsegment, but higher in the fourth quarter.

•	Delinquencies improved in the first quarter of 2008 to 4.04 percent from 4.28 percent in the previous quarter but rose from 3.06 percent in the year ago quarter.

Auto Finance highlights

The Auto Finance business posted a net loss in the quarter as the company continued its significant pull back and repositioning of the business. The results of the Auto Finance business continue to be negatively impacted by both the current credit environment, and the company’s credit outlook. Origination volumes were reduced significantly as a result of tightening credit policy and increased pricing. The company expects its actions to result in a substantially smaller but more stable Auto Finance business going forward.

•

Auto Finance posted a net loss of $82.4 million in the quarter, compared to a loss of $112.4 million last quarter. Total revenues increased $15.5 million and provision and operating expenses decreased by $29.1 million.

•

Net charge-offs of 3.98 percent declined slightly from 4.00 percent in the fourth quarter of 2007, but increased from 2.29 percent in the first quarter of 2007. Delinquencies declined 142 basis points from the prior quarter to 6.42 percent but rose from 4.64 percent in the year ago quarter.

•	Originations in the first quarter of $2.4 billion were down 32.7 percent, or $1.2 billion, compared to the prior quarter.

•	Managed loans of $24.6 billion as of March 31, 2008 were down 2.0 percent relative to the fourth quarter of 2007 but up 2.9 percent from the first quarter of 2007.

International highlights

The Canadian credit card business continued to perform relatively well, with stable credit performance and solid returns. The company’s credit performance has been stable to modestly improving for several quarters, reflecting a more stable UK credit environment. However, the company remains cautious about growth in the UK, given growing economic uncertainty in that market.

•	International’s net income of $33.3 million declined $21.4 million from the fourth quarter of 2007, but increased $13.8 million from $19.5 million in the year-ago quarter.

•	Charge-offs of 5.30 percent declined 31 basis points from 5.61 percent in the fourth quarter of 2007, and 74 basis points from 6.04 percent in the first quarter of 2007.

•	Delinquencies increased 33 basis points to 5.12 percent from 4.79 percent in the prior quarter and 34 basis points from 4.78 percent in the year ago quarter.

The company generates earnings from its managed loan portfolio, which includes both on-balance sheet loans and securitized (off-balance sheet) loans. For this reason, the company believes managed financial measures to be useful to stakeholders. In compliance with Regulation G of the Securities and Exchange Commission, the company is providing a numerical reconciliation of managed financial measures to comparable measures calculated on a reported basis using generally accepted accounting principles (GAAP). Please see the schedule titled “Reconciliation to GAAP Financial Measures” attached to this release for more information.

Forward looking statements

The company cautions that its current expectations in this release, in the presentation slides available on the company’s website and in its Form 8-K dated April 17, 2008 for 2008 revenue growth, loan and deposit growth, return on equity, the projected charge-off rate and revenue margin in the U.S. Card subsegment for 2008, estimated loss levels for the 12 months ending March 31, 2009 underlying its provision expenses in the first quarter of 2008, credit performance and trends, operating efficiencies, operating expense reductions, and dividends, including future financial and operating results, and the company’s plans, objectives, expectations, and intentions, are forward-looking statements and actual results could differ materially from current expectations due to a number of factors, including: general economic conditions affecting interest rates and consumer income, spending, and savings which may affect consumer bankruptcies, defaults, charge-offs and deposit activity; changes in the labor and employment market; changes in the credit environment in the U.S. and/or the UK; the company’s ability to execute on its strategic and operational plans; the risk that the company’s acquired businesses will not be integrated successfully and that the cost savings and other synergies from such acquisitions may not be fully realized; continued intense competition from numerous providers of products and services which compete with Capital One’s businesses; changes in the company’s aggregate accounts and balances, and the growth rate and composition thereof; the risk that the benefits of the company’s restructuring initiative, including cost savings and other benefits, may not be fully realized; the success of the company’s marketing efforts; and general secondary market conditions in the mortgage industry. A discussion of these and other factors can be found in Capital One’s annual report and other reports filed with the Securities and Exchange Commission, including, but not limited to, Capital One’s report on Form 10-K for the fiscal year ended December 31, 2007.

About Capital One

Capital One Financial Corporation (www.capitalone.com) is a financial holding company whose subsidiaries collectively had $87.7 billion in deposits and $148.0 billion in managed loans outstanding as of March 31, 2008. Headquartered in McLean, VA, Capital One has 745 locations in New York, New Jersey, Connecticut, Texas and Louisiana. It is a diversified financial services company whose principal subsidiaries, Capital One, N.A., Capital One Bank (USA), N. A., and Capital One Auto Finance, Inc., offer a broad spectrum of financial products and services to consumers, small businesses and commercial clients. A Fortune 500 company, Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 100 index.

###

NOTE: First quarter 2008 financial results, SEC Filings, and first quarter earnings conference call slides are accessible on Capital One’s home page (www.capitalone.com). Choose “Investors” on the bottom of the home page to view and download the earnings press release, slides, and other financial information. Additionally, a podcast and webcast of today’s 5:00 pm (ET) earnings conference call is accessible through the same link.